Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to inclusion in the Registration Statement on Form SB-2 of Old Line Bancshares, Inc. of our report dated January 21, 2005, relating to the consolidated balance sheet of Old Line Bancshares, Inc. and Subsidiary as of December 31, 2004, 2003, and 2002, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended.
     We also consent to reference to our firm under the heading “Experts” in the Registration Statement on Form SB-2.

Rowles & Company, LLP

Baltimore, Maryland
August 23, 2005